NAME OF REGISTRANT:
Templeton China World Fund
File No. 811-07876

EXHIBIT ITEM NO. 77(C): MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


Templeton China World Fund

SPECIAL MEETING OF SHAREHOLDERS - MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007 (UNAUDITED)

A Special Meeting of the Shareholders of the Templeton China World Fund (the "Trust") was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California on March 21, 2007, and reconvened on April 11, 2007. The purpose of the meeting was to elect Trustees of the Trust and to approve amendments to certain of the Trust's fundamental investment restrictions (including three (3) Sub-Proposals).

At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Frank J. Crothers, Edith
E. Holiday, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved amendments to certain of the Trust's fundamental investment restrictions (including three (3) Sub-Proposals). No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The Election of Trustees:

-----------------------------------------------------------------------------------------------------------------------
                                                                          % OF                                  % OF
                                                                         SHARES                                SHARES
                                                               % OF      PRESENT                    % OF       PRESENT
                                                           OUTSTANDING     AND                   OUTSTANDING     AND
NAME                                           FOR            SHARES     VOTING     WITHHELD       SHARES      VOTING
-----------------------------------------------------------------------------------------------------------------------
Harris J. Ashton .....................    14,882,583.526     55.123%     97.686%   352,577.774      1.306%      2.314%
Frank J. Crothers ....................    14,906,821.095     55.213%     97.845%   328,340.205      1.216%      2.155%
Edith E. Holiday .....................    14,871,810.585     55.083%     97.615%   363,350.715      1.346%      2.385%
David W. Niemiec .....................    14,906,689.194     55.212%     97.844%   328,472.106      1.217%      2.156%
Frank A. Olson .......................    14,888,755.323     55.146%     97.726%   346,405.977      1.283%      2.274%
Larry D. Thompson ....................    14,893,725.838     55.164%     97.759%   341,435.462      1.265%      2.241%
Constantine D. Tseretopoulos .........    14,877,274.805     55.103%     97.651%   357,886.495      1.326%      2.349%
Robert E. Wade .......................    14,897,573.804     55.178%     97.784%   337,587.496      1.251%      2.216%
Charles B. Johnson ...................    14,885,823.955     55.135%     97.707%   349,337.345      1.294%      2.293%
Gregory E. Johnson ...................    14,897,848.534     55.179%     97.786%   337,312.766      1.250%      2.214%

Proposal 2. To approve of amendments to certain of the Trust's fundamental investment restrictions (includes three (3) Sub-Proposals):

(a) To amend the Trust's fundamental investment restriction regarding lending:

--------------------------------------------------------------------------------
                                                         % OF       % OF SHARES
                                                      OUTSTANDING   PRESENT AND
                                      SHARES VOTED      SHARES         VOTING
--------------------------------------------------------------------------------
For ..............................   10,375,808.948     38.430%       68.104%
Against ..........................      519,105.741      1.923%        3.408%
Abstain ..........................      350,695.611      1.299%        2.301%
Broker Non-Votes .................    3,989,551.000     14.777%       26.186%
--------------------------------------------------------------------------------
TOTAL ............................   15,235,161.300     56.429%      100.000%
--------------------------------------------------------------------------------


(b) To amend the Trust's fundamental investment restriction regarding investments in real estate:

--------------------------------------------------------------------------------
                                                          % OF      % OF SHARES
                                                      OUTSTANDING   PRESENT AND
                                      SHARES VOTED       SHARES       VOTING
--------------------------------------------------------------------------------
For ..............................   10,489,208.369     38.850%       68.849%
Against ..........................      422,763.628      1.566%        2.775%
Abstain ..........................      333,638.303      1.236%        2.190%
Broker Non-Votes .................    3,989,551.000     14.777%       26.186%
--------------------------------------------------------------------------------
TOTAL ............................   15,235,161.300     56.429%      100.000%
--------------------------------------------------------------------------------

(c) To amend the Trust's fundamental investment restriction regarding investments in commodities:

--------------------------------------------------------------------------------
                                                         % OF       % OF SHARES
                                                      OUTSTANDING   PRESENT AND
                                      SHARES VOTED      SHARES         VOTING
--------------------------------------------------------------------------------
For ..............................   10,337,374.921     38.288%       67.852%
Against ..........................      551,310.312      2.042%        3.619%
Abstain ..........................      356,925.067      1.322%        2.342%
Broker Non-Votes .................    3,989,551.000     14.777%       26.186%
--------------------------------------------------------------------------------
TOTAL ............................   15,235,161.300     56.429%      100.000%
--------------------------------------------------------------------------------